Exhibit 10.4a












                            ASSET PURCHASE AGREEMENT

                                 By and Between

                          AMERICAN TOWER SYSTEMS, INC.

                                       and

                           DIABLO COMMUNICATIONS, INC.

                                   Dated as of

                                  July 8, 1997

                                TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         SALE AND PURCHASE OF ASSETS.....................................................................2
                  2.1      Agreement to Sell and Buy..............................................................2
                  2.2      Assumption of Liabilities and Obligations. ............................................2
                  2.3      Closing; Purchase Price................................................................5
                  2.4      Accounts Receivable....................................................................6

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF DIABLO........................................................8
                  3.1      Organization and Business; Power and Authority; Effect of Transaction..................8
                  3.2      Financial and Other Information.  .....................................................9
                  3.3      Changes in Condition...................................................................9
                  3.4      Materiality............................................................................9
                  3.5      Title to Properties; Leases............................................................9
                  3.6      Compliance with Private Authorizations................................................11
                  3.7      Compliance with Governmental Authorizations and Applicable Law........................11
                  3.8      Intangible Assets.....................................................................12
                  3.9      Related Transactions..................................................................12
                  3.10     Insurance.............................................................................12
                  3.11     Tax Matters.  ........................................................................13
                  3.12     Employee Retirement Income Security Act of 1974.......................................13
                  3.13     Absence of Sensitive Payments.........................................................15
                  3.14     Inapplicability of Specified Statutes.................................................15
                  3.15     Employment Arrangements...............................................................15
                  3.16     Material Agreements...................................................................16
                  3.17     Ordinary Course of Business...........................................................16
                  3.18     Material and Adverse Restrictions.....................................................17
                  3.19     Broker or Finder......................................................................17
                  3.20     Solvency..............................................................................17
                  3.21     Environmental Matters.................................................................17

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF ATS..........................................................18
                  4.1      Organization and Business; Power and Authority; Effect of Transaction.................18
                  4.2      Broker or Finder......................................................................18
                  4.3      Solvency..............................................................................18
                  4.4      No Legal Action.......................................................................19

ARTICLE 5         COVENANTS......................................................................................19
                  5.1      Access to Information; Confidentiality................................................19
                  5.2      Agreement to Cooperate.  .............................................................20
                  5.3      Public Announcements..................................................................20
                  5.4      Notification of Certain Matters.......................................................21
                  5.5      No Solicitation.......................................................................21
                  5.6      Conduct of Business by Diablo Pending the Closing.....................................21
                  5.7      Preliminary Title Reports.............................................................22
                  5.8      Environmental Site Assessments........................................................23
                  5.9      Post-Closing Covenants and Agreements of the Parties..................................24

ARTICLE 6         CLOSING CONDITIONS.............................................................................24






                  6.1      Conditions to Obligations of Each Party to effect the Transactions....................24
                  6.2      Conditions to Obligations of ATS......................................................25
                  6.3      Conditions to Obligations of Diablo...................................................28

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................29
                  7.1      Termination...........................................................................29
                  7.2      Effect of Termination.................................................................29

ARTICLE 8         INDEMNIFICATION................................................................................30
                  8.1      Survival..............................................................................30
                  8.2      Indemnification.......................................................................31
                  8.3      Limitation of Liability...............................................................31
                  8.4      Notice of Claims......................................................................33
                  8.5      Defense of Third Party Claims.........................................................33
                  8.6      Exclusive Remedy......................................................................34

ARTICLE 9         GENERAL PROVISIONS.............................................................................34
                  9.1      Amendment.............................................................................34
                  9.2      Waiver................................................................................34
                  9.3      Fees, Expenses and Other Payments.....................................................34
                  9.4      Notices...............................................................................34
                  9.5      Specific Performance; Other Rights and Remedies.......................................35
                  9.6      Severability..........................................................................36
                  9.7      Counterparts..........................................................................36
                  9.8      Section Headings......................................................................36
                  9.9      Governing Law; Venue..................................................................36
                  9.10     Further Acts..........................................................................36
                  9.11     Entire Agreement......................................................................36
                  9.12     Assignment............................................................................37
                  9.13     Parties in Interest...................................................................37
                  9.14     Mutual Drafting.......................................................................37
                  9.15     Arbitration...........................................................................37
                  9.16     Disclosure Schedule...................................................................37

APPENDIX A:                Definitions

SCHEDULES:

         Diablo Disclosure Schedule

EXHIBITS:

         EXHIBIT A         Form of Noncompetition Agreement (Section 6.2(j))
         EXHIBIT B         Form of Indemnity Escrow Agreement (Section 6.2(k))



                                      -ii-

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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of July 8, 1997 by and between American Tower Systems, Inc., a Delaware corporation ("ATS"), and Diablo Communications, Inc., a California corporation ("Diablo").

         WHEREAS, Diablo owns and leases and operates communication towers and is engaged in the business of managing communication sites for third parties (the "Diablo Business");

         WHEREAS, ATS desires to purchase and Diablo desire to sell the Diablo Assets and the Diablo Business on the terms and conditions hereinafter set forth;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, ATS and Diablo have entered into an escrow agreement (the "Escrow Agreement") with Bank of San Francisco (the "Escrow Agent"), pursuant to which ATS has made a deposit of $1,800,000 (the "Escrow Deposit");

         WHEREAS, ATS is party to an asset purchase agreement with Diablo Communications of Southern California, Inc., a California corporation ("DCSC"), dated as of the date of this Agreement (the "Other Agreement"), relating to the purchase and sale of the communication towers and the business of managing communication sites for third parties of DCSC; and

         WHEREAS, ATS and Diablo have heretofore executed and delivered a Note Purchase Agreement, dated as of March 20, 1997 (the "Note Agreement"), pursuant to which Diablo has issued an unsecured note in the aggregate principal amount of up to Six Hundred Fifty Thousand Dollars ($650,000) (the "Interim Financing Note");

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Diablo Disclosure Schedule and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. The term "either party" shall, unless the context otherwise requires, refer to Diablo and ATS.






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                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Diablo hereby agrees to sell, assign, transfer and deliver to ATS at the Closing, and ATS agrees to purchase at the Closing, the Diablo Assets and the Diablo Business, free and clear of any Liens of any nature whatsoever except for Permitted Liens. For purposes of this Agreement, the term "Diablo Assets" shall mean all of the Assets of Diablo, other than the Excluded Assets. For purposes of this Agreement, the term "Excluded Assets" shall mean the following Assets:

                  (a)      all cash and cash equivalents;

                  (b)      all Accounts Receivable;

                  (c) a certificate of deposit in the face amount of $70,000 pledged as collateral on New England Capital loan;

                  (d) all books and records (including without limitation, if retained by Diablo, any financial records necessary or desirable to enable the condition specified in Section 6.2(g) to be satisfied) which Diablo is required by Applicable Law to retain, subject to the right of ATS to have access and to copy for a period of three (3) years from the Closing Date; the records described herein shall further include without limitation all corporate seals, certificates of incorporation, minute books, stock books, Tax Returns or other records having to do with the corporate organization of Diablo;

                  (e) any pension, profit-sharing or employee benefit plans, including any assets in any related trusts;

                  (f) the miscellaneous assets of Diablo and the personal assets of the officers, directors, shareholders and employees of Diablo, all as more specifically described in Section 2.1(f) of the Diablo Disclosure Schedule;

                  (g) any of the real property specifically described in Section 2.1(g) of the Diablo Disclosure Schedule which is covered by any agreement executed and delivered pursuant to the provisions of Section 6.2(p); and

                  (h) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         2.2      Assumption of Liabilities and Obligations.

         (a) At the Closing, ATS shall assume and agree to pay, discharge and perform the following obligations and liabilities of Diablo (collectively, the "Diablo Assumed Obligations"): (i) all of the obligations and liabilities of Diablo under the Diablo Assumable Agreements, and (ii) all obligations and liabilities of Diablo with respect to the ownership and operation of the Diablo Assets and the conduct of the Diablo Business, on and after the Closing Date; provided, however, that notwithstanding the foregoing, ATS shall not assume and agree to pay, and shall not, except as provided in Section 2.2(c), be obligated with respect to, the Diablo Nonassumed Obligations.

         (b) Except as otherwise specifically set forth in this Agreement or in the Diablo Disclosure Schedule to the contrary, ATS shall not assume or become obligated to perform any debt, liability or obligation of Diablo relating to any of the following matters (collectively, the "Diablo Nonassumed Obligations"):

                  (i) the ownership or operation of the Diablo Assets or the conduct of the Diablo Business prior to the Closing Date, including without limitation Taxes, unfunded pension costs, any Employment Arrangement of Diablo (including without limitation any obligation to any Diablo Employee for severance benefits or, except as provided in
         Section 2.2(c), vacation time or sick leave), and any of the following to the extent same arise from Events occurring prior to or existing on the Closing Date: products liability, Legal Actions or other Claims, and obligations and liabilities relating to Environmental Law;

                  (ii) any obligations or liabilities under the Diablo Assumable Agreements relating to the period prior to the Closing;

                  (iii)  any insurance policies of Diablo;

                  (iv) those required to be disclosed in the Diablo Disclosure Schedule which are not so disclosed or which, if disclosed, Section 2.2(b)(iv) of the Diablo Disclosure Schedule indicates that such obligation or liability will not be assumed;

                  (v) any liability or obligation from or relating to breach of any warranty or any misrepresentation by Diablo under this Agreement or any Collateral Document;

                  (vi) any liability or obligation from or relating to breach or violation of, or failure to perform, any of Diablo's obligations, covenants, agreements or undertakings set forth in this Agreement or any Collateral Document, including without limitation Article 5 of this Agreement;

                  (vii) any obligation or liability relating to any Excluded Asset;

                  (viii) any obligation or liability with respect to capitalized lease obligations or Indebtedness for Money Borrowed;

                  (ix) any Taxes, fees, expenses or other amounts required to be paid by Diablo pursuant to the provisions of this Agreement or any Collateral Document;

                  (x) any Contract with any Affiliate of Diablo, other than those set forth in Section 2(b)(x) of the Diablo Disclosure Schedule; and

                  (xi) any liability or obligation with respect to the U.S. Navy Claim in excess of fifty percent (50%) of the obligation of Diablo to the U.S. Navy, which obligation shall be determined by subtracting from the total obligation of Diablo to the U.S. Navy that portion thereof allocated to Watson Communications Systems, Inc.

All Diablo Nonassumed Obligations shall remain and be the obligations and liabilities solely of Diablo.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the term "Diablo Nonassumed Obligations" shall not include, and the term "Diablo Assumed Obligations" shall include, (i) the ATS Assumed Vacation Liability and the ATS Accrued Sick Time Liability and (ii) any

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liability  arising out of the  transfer or  assignment  to ATS of, or the use or enjoyment of the benefits by ATS under, any Contract, Governmental Authorization or Private Authorization the transfer or assignment of which (according to
Section 2.2(c) of the Diablo Disclosure Schedule or according to the terms of such Government Authorization or Private Authorization) requires or may require
the  consent  of  any  Authority  or  other  third  party   (collectively,   the
"Nonassignable Contracts"), if ATS has, on or prior to the Closing Date, notified Diablo in writing (an "Acceptance Notice") that ATS consents to the transfer or assignment of such Nonassignable Contract despite the failure or inability of ATS and Diablo to obtain the approval or consent of an Authority or other Person whose approval or consent is required pursuant to the terms of such Nonassignable Contract, or receives the benefits of such Nonassignable Contract, in either of which events, if the approval or consent of an Authority or other Person applicable to transfer of such Nonassignable Contract is required to be obtained as a condition to ATS' obligations at Closing pursuant to the provisions of Section 6.1(a), 6.2(d) or 6.2(m), ATS shall be deemed to have waived such condition with respect to such Nonassignable Contract. With respect to any Nonassignable Contract for which the applicable consent of any Authority or other Person is not obtained prior to the Termination Date and for which ATS does not timely deliver an Acceptance Notice as described in the preceding sentence, Diablo and ATS shall enter into an agreement reasonably acceptable to each party which agreement shall to the maximum extent feasible provide ATS with the rights, benefits and obligations under such Nonassignable Contracts. The term "ATS Assumed Vacation Liability" shall mean the liability for Diablo employees with respect to accrued vacation (or payment in lieu thereof), whether accrued before or after the Closing subject to the following limitations and/or qualifications: (i) accrued vacation for all Diablo Employees who are retained by Diablo after the Closing will be the sole responsibility of Diablo; (ii) accrued vacation for any Diablo Employee who elects to resign prior to close, for reasons other than the sale to ATS, or whom Diablo chooses to terminate with or without cause, other than by reason of the sale to ATS, will be the sole responsibility of Diablo; (iii) accrued vacation for Diablo Employees who terminate at Closing and who are either not rehired by ATS or who choose not to be employed by ATS will be the sole responsibility of ATS; (iv) accrued vacation, to the time of close, for employees who are terminated by Diablo but rehired by ATS who terminate their employment with ATS but who ATS wishes to remain as an employee, will be the responsibility of Diablo; any accrued vacation after Closing for such employees will be the responsibility of ATS; and
(v) accrued vacation for any employee terminated by Diablo, rehired by ATS and subsequently terminated by ATS, as well as accrued vacation for any employee who is terminated by Diablo prior to close at the request of ATS, will be the sole responsibility of ATS. The term "ATS Accrued Sick Time Liability" shall mean the liability with respect to accrued sick time (as provided in the applicable Diablo Benefit Arrangement or Plan), accrued on or before the Closing of Diablo Employees who become employees of ATS after the Closing. Although ATS has not had an opportunity to complete its evaluation of the Diablo employees, except for the employees being retained by Diablo, it is the current intention of ATS to hire initially all of the current Diablo employees at positions and compensation generally comparable to those currently in effect, subject, however, to the right of ATS, upon completion of its evaluation and to its determination of the overall needs of ATS, particularly in light of its general staffing patterns and of other pending or prospective acquisitions of comparable businesses in the state of California, not to offer such employment to certain of the Diablo employees or to alter the terms of such employment, including the positions and compensation. In no event shall the expression of ATS' current intention be deemed to be a covenant or agreement of ATS to so employ any particular current Diablo employee and no rights to employment by any particular current Diablo employee shall be created hereby.

         (d) Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Section 2.2(d) of the Diablo Disclosure Schedule, all items of income and expense (including without limitation with respect to rent, utility charges, Pro Ratable Taxes and wages and salaries) arising from the ownership or operation of the Diablo Assets or the conduct of the Diablo Business shall be prorated as of 12:01 a.m., Pacific time, on the Closing Date, with Diablo entitled to and responsible for any such items on or prior to the Closing Date and ATS entitled to and responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Closing Date shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. If either party shall have received any such revenues or paid any such expenses or charges which, pursuant to the terms hereof, the other party is entitled to or responsible for, it shall furnish the other party with a detailed statement of any such items as soon as practicable after receipt or payment thereof. The parties shall use their best efforts to agree upon such items and other adjustments prior to the Closing Date and, in any event, except as set forth in Section 2.2(c) of the Diablo Disclosure Schedule, within sixty (60) days thereafter. If the parties are unable within such period to agree upon such items and other adjustments, Diablo and ATS shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review such items and other adjustments. The fees and other expenses of retaining such independent public accounting firm shall be borne equally by Diablo and ATS. Such firm shall report its conclusions as to such items and other adjustments pursuant to this Section and such report shall be conclusive on all parties to this Agreement and not subject to dispute or review. Upon such agreement or determination by such independent accounting firm, Diablo or ATS, as the case may be, shall promptly reimburse the other party for any income received or expenses paid by the other party and not previously reimbursed or any other adjustment required by this Section. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, ATS shall be solely responsible for the payment of, and shall defend, indemnify and hold harmless Diablo, its officers, directors and shareholders from, any and all supplemental or additional real property or personal property taxes assessed on or in connection with the Diablo Assets or any part thereof, which arise from the transactions contemplated by this Agreement, with respect to California or other sales and/or use taxes, and documentary or governmental transfer or stamp taxes arising from the purchase and sale of the Diablo Assets and the Diablo Business contemplated hereby.

         Nothing contained in this Section 2.2(d) is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.3 Closing; Purchase Price. The closing of the Transactions (the "Closing") shall take place at Cooper, White & Cooper, 1333 North California Boulevard, Suite 450, Walnut Creek, CA 94596, at 10:00 a.m., local time, on or before September 30, 1997, (the "Closing Date"). At the Closing, each of the parties shall deliver such bills of sale, assignments, assumptions of liabilities, opinions and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel. The purchase price for the Diablo Assets and the Diablo Business (the "Purchase Price") shall be an amount equal to $40,500,000, plus an amount equal to the sum of the Interim Adjustment and Prepaid Expenses and deposits and minus an amount equal to the sum of (i) the Diablo Nonassumed Obligations, if any, which ATS agrees to assume at the request of Diablo and
(ii) Prepaid Revenues. The term "Interim Adjustment" shall mean an amount equal to the aggregate amount actually incurred by Diablo from and after November 1, 1996 and prior to the Closing Date with respect to the completion of construction projects and site development projections (a) described in Section
2.3 of the Diablo Disclosure Schedule or (b) acquired after the date of this Agreement in accordance with the provisions of this Agreement, including without limitation Section 5.6, and capital improvements to, but not personnel costs, maintenance or other expenses items of, existing communication sites, in all cases, which ATS shall have approved in writing prior to their incurrence or commitment by Diablo. Section 2.3(a) of the Diablo Disclosure Schedule sets forth a description of the items constituting a part of the Interim Adjustment for the period ended as of a date not more than five (5) days prior to the date of this Agreement. The Purchase Price shall be payable by (a) delivery and cancellation of the Interim Financing Note and the Additional Compensation Certificates (as defined in the Note Agreement) (valued for such purposes at an amount equal to the unpaid principal amount of the Interim Financing Notes, plus accrued and unpaid interest to the Closing Date), (b) ATS instructing the Escrow Agent to deliver the Escrow Deposit (together with interest and other increments thereto) to

Diablo, (c) crediting against the Purchase Price amounts paid by ATS pursuant to the amendment included as part of the Letter of Intent, and, the balance, (d) wire transfer of immediately available funds (i) to the Indemnity Escrow Agent (or as it may designate) pursuant to the provisions of the Indemnity Escrow Agreement in the amount of $900,000 (together with interest and earnings thereon, the "Indemnity Escrow Fund") and (ii) to Diablo or, to the extent provided in Section 2.5, the "qualified intermediary" designated pursuant to the provisions of Section 2.5, for the balance of the Purchase Price to such account (or accounts) as Diablo shall designate in written instructions to ATS delivered not later than two (2) business days prior to the Closing.

         Although the parties believe that the value of the tangible personal property (other than goodwill, Governmental Authorizations, Private Authorizations and Contracts) constituting a part of the Diablo Assets approximate their depreciated book value, ATS shall have the right, at its sole discretion, to engage BIA Consulting, Inc. to promptly after the execution of this Agreement conduct and use its reasonable best efforts to complete, within forty-five (45) days, an appraisal of the Diablo Assets which shall be the basis for an allocation schedule (the "Tax Allocation Schedule") pursuant to which the Purchase Price shall be allocated among the Diablo Assets. Such appraisal shall be conducted in a manner which does not interfere with or inconvenience in any material matter any of the landlords or tenants at any of Diablo's sites and shall not, in any event, affect the Purchase Price. The cost of such appraisal, if undertaken, shall be borne by ATS. Each of Diablo and ATS shall report the purchase and sale of the Diablo Assets and the Diablo Business and the other Transactions in accordance with the Tax Allocation Schedule for purposes of all federal, state and local Tax Returns and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local Tax Return or report, inconsistent with such reporting position. Each of Diablo and ATS shall promptly give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority. Notwithstanding the provisions of this Section, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof.

         2.4 Accounts Receivable. At the closing, Diablo shall appoint ATS its agent for the purpose of collecting all Accounts Receivable relating to the Diablo Business. Diablo shall deliver to ATS on or as soon as practicable after the Closing Date a complete and detailed statement showing the name, amount and age of each Accounts Receivable of the Diablo Business. Subject to and limited by the following, revenues relating to the Accounts Receivable relating to the Diablo Business will be for the account of Diablo. ATS shall use its reasonable business efforts to collect the Accounts Receivable with respect to the Diablo Business for a period of one hundred eighty (180) days after the Closing Date (the "Collection Period"). Any payment received by ATS during the Collection Period from any customer with an account which is an Accounts Receivable with respect to the Diablo Business shall first be applied in reduction of the Accounts Receivable, unless the customer contests in writing the validity of such application. During the Collection Period, ATS shall furnish Diablo with a list of, and pay over to Diablo, the amounts collected with respect to the Accounts Receivable with respect to the Diablo Business on a monthly basis and forward to Diablo, promptly upon receipt or delivery, as the case may be, copies of all correspondence relating to Accounts Receivable. ATS shall provide Diablo with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, the parties shall meet to mutually and in good faith analyze any uncollected Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if ATS desires to retain such Accounts Receivable. As to each such Accounts Receivable, the parties shall negotiate a good faith value of such Accounts Receivable, which ATS shall pay to Diablo if ATS, in its sole discretion, chooses to retain such Accounts Receivable. Diablo shall retain the right to collect any of its Accounts Receivable as to which the parties are unable to reach agreement as to a good faith value, and ATS agrees to turn over to Diablo any payments received against any such Accounts Receivable. ATS shall not be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and ATS shall not make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of Diablo. ATS shall not incur any liability to Diablo for any uncollected account unless ATS shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with ATS to the contrary, neither Diablo nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes, except for Accounts Receivable retained by Diablo after the Collection Period. The provisions of this Section shall not apply to those certain Accounts Receivable set forth in Section 2.4 of the Diablo Disclosure Schedule or to any other Accounts Receivable which Diablo, in its sole business judgment, determines will require extraordinary collection efforts or referrals to a collection agency or attorney for collection (collectively, the "Retained Accounts Receivable"), provided the Retained Accounts Receivable are set forth in a written notice delivered to ATS by Diablo on or prior to the Closing Date. Diablo shall retain the sole and exclusive right to collect, whether during or after the Collection Period, all Retained Accounts Receivable, as Diablo in its sole discretion may determine.

         2.5 Like-Kind Exchanges. Diablo shall have the right, but not the obligation, to effect the transfer and conveyance of the Diablo Assets, in whole or in part, as part of one or more exchanges under Section 1031 of the Code, including the delay in Closing of escrow for those Assets subject to the exchange. If Diablo so elects, it shall provide notice to ATS of its election (the "Like-Kind Notice"), setting forth in reasonable detail which portion or portions of the Diablo Assets are to be so treated. In such event, Diablo (i) may at any time at or prior to Closing assign its rights, in whole or in part, under this Agreement with respect to such Diablo Assets to a "qualified intermediary" as defined in Treas. Reg. ss.1.1031(k)-1(g)(4), subject to all of the rights and obligations hereunder of ATS, and (ii) shall promptly provide written notice of such assignment to ATS. No such assignment shall, however, relieve Diablo of its obligations under this Agreement. If Diablo shall have given a Like-Kind Notice, ATS shall (i) promptly provide Diablo with written acknowledgment of such notice, (ii) at the Closing, convey the Purchase Price for the Diablo Assets (or such portion of them as shall have been designated in writing by Diablo) to the "qualified intermediary" rather than to Diablo (which conveyance shall, to such extent, discharge the obligation of ATS to deliver such Purchase Price (or portion thereof), and (iii) at the request of Diablo extend the closing of escrow for all or a portion of those assets subject to the Like-Kind Notice for a period not to exceed one year. Should the closing for any Like-Kind Notice properties be so extended, Diablo and ATS shall enter into an agreement reasonably acceptable to each party which agreement shall, to the maximum extent feasible, provide ATS with the rights, benefits, and obligations for any Like-Kind Notice property for which the closing is so extended. Without limiting the generality of the foregoing, Diablo and ATS shall promptly after receipt by ATS of the Like-Kind Notice, negotiate in good faith in order to determine the portion of the Purchase Price attributable to the Diablo Assets which are to be the subject of like-kind exchange and, in the event they are unable to so agree on such amount, it shall be determined by arbitration in accordance with the provisions of Section 9.15 and not materially inconsistent with the appraisal undertaken pursuant to Section 2.3. If such determination has not been made on or prior to the Closing, ATS shall transfer to the "qualified intermediary" the amount proposed by Diablo in the Like-Kind Notice, subject to an agreement by the "qualified intermediary" to remit to Diablo the excess, if any, of the amount so transferred over the amount as finally determined by the arbitrator.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF DIABLO

         Diablo hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Diablo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Diablo has all requisite corporate power and corporate authority and has in full force and effect all Governmental Authorizations (which, for purposes of this Section 3.1(b), relate only to the sale of the Diablo Assets and Diablo Business generally and not to "site-specific" Governmental
Authorizations   or  those  required  by  local   Applicable  Law)  and  Private
Authorizations, except for those set forth in Section 3.1(b) of the Diablo Disclosure Schedule or those the failure of which to obtain do not and will not have, individually or in the aggregate, any material adverse effect on ATS, necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of Diablo. This Agreement has been duly executed and delivered by Diablo and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by Diablo will constitute, legal, valid and binding obligations of Diablo, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the Diablo Disclosure Schedule, and except for matters which would have no material adverse effect on ATS, neither the execution and delivery by Diablo of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by Diablo of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Diablo:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Diablo or any Applicable Law (which, for purposes of this Section 3.1(c)(i), relates only to the sale of the Diablo Assets and the Diablo Business generally and not to local Applicable Law) on the part of Diablo, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Diablo, other than those constituting Diablo Nonassumed Obligations; or

                  (ii) will require Diablo to make or obtain any Governmental Authorization, Governmental Filing (which, for purposes of this Section 3.1(c)(ii)), relate only to the sale of the Diablo Assets and Diablo Business generally and not to "site-specific" Governmental Authorizations or those required by local Applicable Law) or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act.

         (d)  Diablo  does not  have any  Subsidiaries  except  as set  forth in
Section 3.1(d) of the Diablo Disclosure Schedule.

         3.2 Financial and Other Information. Diablo has heretofore furnished to ATS copies of the financial statements of the Diablo Business listed in Section
3.2 of the Diablo Disclosure Schedule (the "Diablo Financial Statements"). The Diablo Financial Statements, including in each case the notes thereto, have been prepared in accordance with CAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in
Section 3.2 of the Diablo Disclosure Schedule, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by CAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the financial position and the results of operations and cash flow of the Diablo Business, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals.

         3.3 Changes in Condition. Since the date of the most recent financial statements constituting a part of the Diablo Financial Statements, except to the extent specifically described in Section 3.3 of the Diablo Disclosure Schedule, there has been no material adverse change in Diablo. There is no Event known to Diablo which materially adversely affects, or (so far as Diablo can now reasonably foresee) is likely to materially adversely affect, Diablo, except to the extent specifically described in Section 3.3 of the Diablo Disclosure Schedule.

         3.4 Materiality. Other than those set forth in the Diablo Disclosure Schedule, the representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein. Other than those set forth in the Diablo Disclosure Schedule, in the aggregate all such exceptions and qualifications to the representations and warranties are not and could not reasonably be expected to be materially adverse to Diablo.

         3.5      Title to Properties; Leases.

         (a) Section 3.5(a) of the Diablo Disclosure Schedule contains a true, accurate and complete description of all real property owned or leased by Diablo that is part of the Diablo Assets. Without limiting the generality of the foregoing, Section 3.5 of the Diablo Disclosure Schedule will include a description of the approximately 74 acre parcel on Black Mountain that contains the communication site (the "Black Mountain Communication Site"); the Black Mountain Communications Site will be encumbered with a permanent conservation easement in favor of the Nature Conservancy that will prohibit development of that portion of the site that contains a certain endangered flower, so long as such easement does not interfere with access to the parcel or the use of the parcel for a communication site. Except as set forth in Section 3.5(a) of the Diablo Disclosure Schedule, Diablo has good indefeasible, marketable and insurable title to all real property (other than leasehold and managed real property) and good indefeasible and merchantable title to all other assets (other than real property), tangible and intangible, constituting a part of the Diablo Assets, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) Liens set forth on Section 3.5(a) of the Diablo Disclosure Schedule and (iii) Approved Title Conditions. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in Section 3.5(a) of the Diablo Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names Diablo as debtor or which covers or purports to cover any of the Diablo Assets is on file in any state or other jurisdiction, and Diablo has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Except as disclosed in Section 3.5(a) of the Diablo Disclosure Schedule, to Diablo's knowledge, all improvements on the real property owned or leased by Diablo are in compliance with applicable zoning, wetlands and land use laws, ordinances and regulations and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the operations as presently conducted, except for any instances of non-compliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such real property. Except as disclosed in Section 3.5(a) of the Diablo Disclosure Statement, all such improvements, to Diablo's knowledge, comply in all material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. Except as disclosed in Section 3.5(a) of the Diablo Disclosure Statement, to Diablo's knowledge, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the real property owned or leased by Diablo are located entirely on such real property. Diablo has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of any real property owned or leased by Diablo. Except as set forth in Section 3.5(a) of the Diablo Disclosure Schedule, such real property (other than land), fixtures, fixed assets and other material items of personal property, including equipment, have, in Diablo's reasonable business judgment, been maintained in a manner consistent with generally accepted standards of sound engineering practice and currently permit the Diablo Business to be operated in all material respects in accordance with the terms and conditions of all Applicable Laws, Governmental Authorizations and Private Authorizations.

         (b) Section 3.5(b) of the Diablo Disclosure Schedule contains a true, accurate and complete description of all Leases under which any real property used in the Diablo Business is leased. Except as otherwise set forth in Schedule 3.5(b) of the Diablo Disclosure Schedule, each Lease or other occupancy or other agreement under which Diablo holds real or personal property constituting a part of the Diablo Assets has been duly authorized, executed and delivered by Diablo or its predecessors in interest, as the case may be, and, to Diablo's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of Diablo, and, to Diablo's knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Diablo has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; neither Diablo nor, to Diablo's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease. None of the fixed assets or equipment comprising a part of the Diablo Assets is subject to contracts of sale, and none is held by Diablo as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Diablo Disclosure Schedule.

         (c) Section 3.5(c) of the Diablo Disclosure Schedule contains a true, accurate and complete description of all material items of Diablo Personal Property. Diablo owns and has good and merchantable title to all of the Diablo Personal Property relating to the Diablo Business (the "Diablo Personal Property"), in each case, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(c) of the Diablo Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 3.5(c) of the Diablo Disclosure Schedule, all of the Diablo Personal Property is in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the Diablo Business to be operated in accordance with the terms and conditions of all Applicable Laws. Except for financing statements listed in Section 3.5(c) of the Diablo Disclosure Schedule, no financing statements under the Uniform Commercial Code and no other filing which names Diablo as debtor or which covers or purports to cover any of the Diablo Assets is on file in any state or other jurisdiction, and Diablo has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing.

         3.6 Compliance with Private Authorizations. Section 3.6 of the Diablo Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the Diablo Assets or the Diablo Business. To Diablo's knowledge, and as set forth in
Section 3.6 of the Diablo Disclosure Schedule, Diablo has obtained all Private Authorizations which are necessary for the ownership or operation of the Diablo Assets or the conduct of the Diablo Business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect Diablo. All of such Private Authorizations are valid and in good standing and are in full force and effect. Diablo is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on Diablo. No such Private Authorization is the subject of any pending or, to Diablo's knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) To Diablo's knowledge, Section 3.7(a) of the Diablo Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization required under Applicable Laws (i) to own and operate the Diablo Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (ii) that is necessary to permit Diablo to execute and deliver this Agreement and to perform its obligations hereunder. To Diablo's knowledge, except as otherwise set forth in Section 3.7(a) of the Diablo Disclosure Schedule, Diablo has obtained all Governmental Authorizations which are necessary for the ownership or operation of the Diablo Assets or the conduct of the Diablo Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material adverse effect on Diablo. None of the Governmental Authorizations listed in Section 3.7(a) of the Diablo Disclosure Schedule is subject to any restriction or condition which would limit in any material respect the ownership or operations of the Diablo Assets or the conduct of the Diablo Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 3.7(a) of the Diablo Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of Diablo or its officers, directors, employees or agents, and the ownership or operation of the Diablo Assets or the conduct of the Diablo Business are in accordance in all material respects with the Governmental Authorizations. To Diablo's knowledge, all material reports, forms and statements required to be filed by Diablo with all Authorities with respect to the Diablo Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization is the subject of any pending or, to Diablo's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. Diablo has no reason to believe that any such Governmental Authorization would not be renewed in the name of Diablo by the granting Authority in the ordinary course.


         (b) Except as otherwise specifically described in Section 3.7(b) of the Diablo Disclosure Schedule, neither Diablo nor any director or officer thereof (in connection with ownership or operation of the Diablo Assets or the conduct of the Diablo Business) is in or is charged by any Authority with or, to Diablo's knowledge, at any time since January 1, 1993 has been in or has been charged by any Authority with, or, to Diablo's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the Diablo Assets or the conduct of the Diablo Business. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to Diablo's knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the Diablo Assets or the conduct of the Diablo Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would adversely affect the ownership or operations of the Diablo Business; (y) involving charges of illegal discrimination by Diablo under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in Section 3.7(b) of the Diablo Disclosure Schedule.

         (c) Except as otherwise specifically described in Section 3.7(c) of the Diablo Disclosure Schedule, no Event exists or has occurred, which, to Diablo's knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on Diablo or (ii) any material requirement of any insurance carrier, applicable to the ownership or operations of the Diablo Assets or the conduct of the Diablo Business.

         (d) With respect to matters, if any, of a nature referred to in Section 3.7(a), 3.7(b) or 3.7(c) of the Diablo Disclosure Schedule, except as otherwise specifically described in Section 3.7(d) of the Diablo Disclosure Schedule, all such information and matters set forth in Sections 3.7(a), 3.7(b) or 3.7(c) of the Diablo Disclosure Schedule, if adversely determined against Diablo, will not, individually or in the aggregate, have a materially adversely effect on Diablo.

         3.8 Intangible Assets. Section 3.8 of the Diablo Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the Diablo Assets or the conduct of the Diablo Business held or used by Diablo, including without limitation the nature of Diablo's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Except as set forth in Section
3.8 of the Diablo Disclosure Schedule, to Diablo's knowledge, no Intangible Assets (except Governmental Authorizations, Private Authorizations, and the Intangible Assets so set forth) are required for the ownership or operation of the Diablo Assets or the conduct of the Diablo Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. To Diablo's knowledge, Diablo does not wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and Diablo has not received any notice of any claim or infringement relating to any such Intangible Asset.

         3.9 Related Transactions. Diablo is not a party or subject to any Contractual Obligation relating to the ownership or operation of the Diablo Assets or the conduct of the Diablo Business between Diablo and any of its officers, directors, shareholders, employees or, to the knowledge of Diablo, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) Employment Arrangements listed or described in Section 3.15 of the Diablo Disclosure Schedule, (ii) Contractual Obligations between Diablo and any of its directors, shareholders, officers, employees or Affiliates of Diablo or any of the foregoing, which constitute Excluded Assets or Diablo Nonassumed Obligations, or (iii) as specifically set forth in Section 3.9 of the Diablo Disclosure Schedule.

         3.10 Insurance. Diablo maintains, with respect to the Diablo Assets and the Diablo Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.10 of the Diablo Disclosure Schedule.

         3.11     Tax Matters.

         (a) Except as set forth in Section 3.11(a) of the Diablo Disclosure Schedule, Diablo has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, except with respect to failures to file which in the aggregate would not have a material adverse effect on Diablo and, to Diablo's knowledge, has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of Diablo Financial Statements. The Tax Returns of Diablo have, to Diablo's knowledge, been prepared in all material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which Diablo is required by law to withhold and collect have, to Diablo's knowledge, been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Diablo has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Diablo for the fiscal years prior to and including the most recent fiscal year. Adequate provision has, to Diablo's knowledge, been made on the most recent balance sheet forming part of Diablo Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to Diablo's knowledge, no past transactions or matters which could result in additional Taxes of a material nature to Diablo for which an adequate reserve has not been provided on such balance sheet. Diablo is not a "consenting corporation" within the meaning of
Section 341(f) of the Code. Diablo has at all times been taxable as a Subchapter S corporation under the Code, and has never been a member of any consolidated group for Tax purposes, except as otherwise set forth in Section 3.11(a) of the Diablo Disclosure Schedule.

         (b) The information shown on the federal income Tax Returns of Diablo for each of the most recent five tax years (true and complete copies of which have, to the extent requested by ATS, been furnished by Diablo to ATS) is, to Diablo's knowledge, true, accurate and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Diablo have not been examined by the IRS or applicable state Authority, and Diablo has not been notified of any proposed examination, except as shown in Section 3.11(b) of the Diablo Disclosure Schedule.

         (c) Diablo is not a party to any tax sharing agreement or arrangement, other than those contained in certain of its leases.

         3.12     Employee Retirement Income Security Act of 1974.

         (a) Diablo (which for purposes of this Section shall include any ERISA Affiliate) is not making any contribution to or sponsoring, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement, except as set forth in Section 3.12(a) of the Diablo Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.12(a) of the Diablo Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation with all Applicable Laws in all material respects, and Diablo has not received any notice from any Authority questioning or challenging such compliance;

                  (ii) all such Plans maintained or previously maintained by Diablo that are or were intended to comply with Sections 401 and 501 of the Code comply and complied in form and in operation with all applicable requirements of such sections, and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under Section 511 of the Code;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and Diablo has not otherwise engaged in any prohibited transaction;

                  (v) there have been no acts or omissions by Diablo which have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 of the Code for which Diablo may be liable;

                  (vi) there are no Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders) pending or threatened involving such Plans or the assets of such Plans, and, to Diablo's knowledge, no facts exist which could give rise to any such Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders);

                  (vii) no such Plan is subject to Title IV of ERISA, or, if subject, there have been no "report able events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan;

                  (viii) all group health Plans of Diablo have been operated in compliance in all material respects with the group health plan continuation coverage requirements of COBRA;

                  (ix) actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the Diablo Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date;

                  (x) neither Diablo nor any of its respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject Diablo or any of its respective directors, officers or employees to material liability under ERISA or any similar Applicable Law;

                  (xi) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or
         Section 412 of the Code applied;

                  (xii) no material liability to the PBGC has been or is expected by Diablo to be incurred by Diablo with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC;

                  (xiii) except as set forth in Section 3.12(xiii) of the Diablo Disclosure Schedule, Diablo is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan;

                  (xiv) except as set forth in Section 3.12(a)(xiv) of the Diablo Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, Diablo does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of Diablo; and

                  (xv) Diablo has made available to ATS a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by Diablo to any actuary in connection with the preparation of any such actuarial valuation report was true, accurate and complete in all material respects.

         (b) The execution, delivery and performance by Diablo of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         3.13 Absence of Sensitive Payments. Neither Diablo nor, to Diablo's knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the Diablo Assets or the Diablo Business
(a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         3.14 Inapplicability of Specified Statutes. Diablo is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.15 Employment Arrangements. Section 3.15 of the Diablo Disclosure Schedule contains a true, accurate and complete list of all Diablo employees involved in the ownership or operation of the Diablo Assets or the conduct of the Diablo Business (the "Diablo Employees"), together with each such employee's title or the capacity in which he or she is employed and the basis for each such employee's compensation. Diablo has no obligation or liability, contingent or other, under any Employment Arrangement with any Diablo Employee, other than those listed or described in Section 3.15 of the Diablo Disclosure Schedule. Except as described in Section 3.15 of the Diablo Disclosure Schedule, (i) none of the Diablo Employees is now, or, to Diablo's knowledge, since January 1, 1993, has been, represented by any labor union or other employee collective bargaining organization, and Diablo is not, and has never been, a party to any labor or other collective bargaining agreement with respect to any of the Diablo Employees, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (iii) neither Diablo nor any of such employees is now, or, to Diablo's knowledge, has since January 1, 1993 been, subject to or involved in or, to Diablo's knowledge, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the Diablo Employees and (iv) none of the Diablo Employees has notified Diablo in writing that he or she does not intend to continue employment with Diablo until the

Closing or with ATS following the Closing. Diablo has performed in all material respects all obligations required to be performed under all Employment
Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         3.16 Material Agreements. Listed on Section 3.16 of the Diablo Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Diablo Assets or the conduct of the business of the Diablo Business or to which Diablo is a party or to which it is bound or which any of the Diablo Assets is subject. True, accurate and complete copies of each of such Material Agreements have been provided by Diablo to ATS to the extent requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 3.16 of the Diablo Disclosure Schedule, with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of Diablo and, to Diablo's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Diablo has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of Diablo, Claim threatened in writing that Diablo has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Diablo under any of such Material Agreements in any material respect.

         3.17 Ordinary Course of Business. From the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on Section
3.17 of the Diablo Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement or the Letter of Intent, Diablo has operated the Diablo Business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice, and, except in each case in the ordinary course of business, consistent with prior practice,

                  (a) has not incurred any obligation or liability (fixed, contingent or other) individually having a value in excess of $20,000;

                  (b) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $20,000;

                  (c) has not entered into any individual commitment having a value in excess of $20,000;

                  (d) has not canceled any debts or claims;

                  (e) has not created or permitted to be created any Lien on any of its property;

                  (f) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

                  (g) has not increased the compensation payable or to become payable to any of the Diablo Employees other than in the ordinary course of business or otherwise materially altered, modified or changed the terms of their employment;

                  (h) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (i) has not waived any rights of material value without fair and adequate consideration;

                  (j) has not experienced any work stoppage;

                  (k) has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of Diablo, except for Diablo Nonassumed Obligations; and

                  (l) has not entered into any other transaction or series of related transactions which individually or in the aggregate is material to the Diablo Assets or the Diablo Business.

         3.18 Material and Adverse Restrictions. To Diablo's knowledge, Diablo is not a party to or subject to, nor are any of the Diablo Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which now has or, as far as Diablo can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material adverse effect on Diablo, except as set forth in Section 3.18 of the Diablo Disclosure Schedule.

         3.19 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Diablo.

         3.20 Solvency. As of the execution and delivery of this Agreement, Diablo is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         3.21 Environmental Matters. Except as set forth in Section 3.21 of the Diablo Disclosure Schedule, with respect to the Diablo Assets, Diablo:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to Diablo's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) is, to the knowledge of Diablo, in compliance in all material respects with all Environmental Laws, has, to Diablo's knowledge, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to Diablo's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to material violations or material breaches of any Environmental Law; and

                  (e) has no knowledge of any past or present Event related to the Diablo Business or the Diablo Assets which Event, individually or in the aggregate, will interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any material Claim for the release or threatened release into the environment, of any Hazardous Material.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ATS

         ATS represents, warrants and covenants to, and agrees with, Diablo as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would not have any material adverse effect on ATS, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act.

         4.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         4.3 Solvency. As of the execution and delivery of this Agreement, ATS is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         4.4 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliated Entities, officers or directors, that question or may affect the validity of this Agreement or the right of ATS to consummate the transactions contemplated hereunder.


                                    ARTICLE 5

                                    COVENANTS

         5.1      Access to Information; Confidentiality.

         (a) Diablo shall afford to ATS and its accountants, counsel, lenders, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of Diablo's properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Diablo Assets and the Diablo Business and, during such period, shall furnish promptly upon request (i) a list (and copies to the extent requested by ATS) of each report, schedule and other document filed or received by Diablo pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Transactions or which may have a material adverse effect on the Diablo Assets or the Diablo Business or the businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations thereof,
(ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, work papers and other sources of financial information possessed and controlled by Diablo or its accountants reasonably deemed by ATS or its Representatives necessary or useful for the purpose of performing an audit of the Diablo Assets and the Diablo Business and certifying financial statements and financial information, and (iii) such other information in the possession or control of Diablo or its accountants concerning any of the foregoing as ATS shall reasonably request; provided, however, that Diablo shall not be required to permit any such access to the extent same would unreasonably interfere with Diablo's normal business operations. All non-public information relating to the Diablo Assets or the Diablo Business furnished prior to the execution, or pursuant to the provisions, of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of Diablo, be disclosed by ATS in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Transactions. In no event shall ATS or any of its Representatives use such information to the detriment of Diablo. ATS agrees to reveal such information only to those of its Representatives or other Persons who need to know such information for the purpose of evaluating the Transactions, who are informed of the confidential nature of such information and who shall undertake to act in accordance with the terms and conditions of this Agreement. From and after the Closing, Diablo shall not, without the prior written consent of ATS, disclose any information remaining in its possession with respect to the Diablo Assets or the Diablo Business, and no such information shall be used for any purposes, other than in connection with the Transactions or to the extent required by Applicable Law.

         (b) Subject to the terms and conditions of Section 5.1(a), ATS may, subject to prior consultation with Diablo, disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated for any reason, ATS shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for ATS (which independent counsel shall be subject to the provisions of Section 5.1(a)), and ATS shall so certify to such effect.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, either party may disclose information received or retained by it in accordance with the provisions of this Agreement if it can demonstrate (i) such information is generally available to or known by the public from a source other than the party seeking to disclose such information or (ii) was obtained by the party seeking to disclose such information from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information.

         5.2      Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Authorities, each of which must be obtained or become final to the extent provided in Section 6.1(a), (ii) to obtain all necessary or appropriate waivers, consents and approvals, including without limitation those referred to in Section 6.2(d), without payment of any material amount of compensation, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under the Hart-Scott-Rodino Act and all filings necessary for ATS to own and operate the Diablo Assets and conduct the Diablo Business), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) Diablo shall, at ATS' expense, cooperate and use its reasonable business efforts to (i) prepare its financial statements for the period ended December 31, 1996 and thereafter in accordance with GAAP and (ii) cause its independent accountants to reasonably cooperate with ATS, and at ATS' expense, in order to enable ATS to have its independent accountants prepare audited financial statements for the Diablo Business described in Section 6.2(g). Without limiting the generality of the foregoing, Diablo agrees that after the Closing Date it will (x) if required by the Securities Act or the Exchange Act, consent to the use of such audited financial statements in any registration statement or other document filed by ATS or any Affiliate of ATS under the Securities Act or the Exchange Act and (y) if reasonably requested by ATS' independent accountants, execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits under comparable circumstances.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, Diablo and ATS shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that Diablo and ATS may, without the other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement. In addition, subject to the terms and conditions hereof, ATS may disclose the subject matter of this Agreement to Persons with whom Diablo has a business or contractual relationship in connection with ATS' due diligence investigation of Diablo; provided, however, that prior to (i) ATS sending any written communication to any such Person, ATS shall secure the written approval of the form and content of such communication, such approval not to be unreasonably withheld, delayed or conditioned, and (ii) any verbal or in person communication with any such Person, ATS shall provide Diablo with the opportunity to participate with ATS in any such conversation or meeting.

         5.4 Notification of Certain Matters. Diablo and ATS shall, prior to the Closing, give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the Diablo Disclosure Schedule in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. So long as this Agreement remains in effect, Diablo shall not, nor shall it knowingly permit any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in (i) any merger or consolidation, regardless of whether Diablo is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the Diablo Assets or the Diablo Business. The provisions of this Section shall apply to each of Diablo's Subsidiaries. If Diablo or any of its Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect, Diablo shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction.

         5.6 Conduct of Business by Diablo Pending the Closing. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATS shall otherwise agree in writing, Diablo shall, to the extent relating to the Diablo Business or the Diablo Assets:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice, including without limitation the performance of such maintenance, repairs or replacements with respect to communication towers, fixtures and Personal Property comprising the Diablo Assets as is consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact its business organizations and goodwill, keep available the services of its present key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it;

                  (c) to the extent permitted under Applicable Law, confer, as and when reasonably requested, on a regular and frequent basis with one or more representatives of ATS to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on its assets and its business in such amounts and against such risks and losses as are consistent with past practice;

                  (e) use reasonable business efforts to (i) operate the Diablo Business in conformity in all material respects with all Governmental and Private Authorizations, Leases and Material Agreements on a basis consistent with past practice and Applicable Law and the rules and regulations of any Authority with jurisdiction over the Diablo Assets or the Diablo Business, and (ii) maintain in full force and effect all such Governmental and Private Authorizations, Leases and Material Agreements relating to the Diablo Business;

                  (f) except as set forth in Section 5.6(f) of the Diablo Disclosure Schedule, not (i) dispose of any of the Diablo Assets owned by Diablo or used in the operation of the Diablo Business (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to the Diablo Business) or (ii) modify or change in any material respect, or enter into, any Material Agreement relating to the Diablo Business; and

                  (g) not voluntarily take any action which if taken between the end of its most recent fiscal quarter and prior to the date of this Agreement would have been required to be noted as an exception on
         Section 3.17 of the Diablo Disclosure Schedule.

With respect to any transaction or act proposed to be entered into or performed by Diablo which, pursuant to this Section 5.6, requires the prior approval of ATS, ATS shall be deemed to have approved the same unless written notice of disapproval is received by Diablo within five (5) business days after receipt by ATS of a written request for approval made by Diablo.

         5.7 Preliminary Title Reports. As promptly as practicable after the execution of this Agreement, Diablo shall, at its sole cost and expense, deliver or cause to be delivered to ATS a standard preliminary title report dated on or after the date of this Agreement issued by such title company as Diablo and ATS shall mutually reasonably agree (the "Title Company") with respect to those Diablo Assets comprised of the parcels of real property described in Section 5.7 of the Diablo Disclosure Schedule (the "Insured Real Property"). Such reports, as same may be amended or supplemented from time to time to reflect additional title matters, are referred to herein as the "Title Reports". The rights and obligations of the parties shall thereafter be as follows:

                  (a) On or before fifteen (15) business days after ATS' receipt of the last of the Title Reports, ATS shall give to Diablo written notice ("ATS' Title Notice") of ATS' disapproval of any matters shown in the Title Reports. ATS' failure to give ATS' Title Notice within such fifteen (15) business days shall be deemed to constitute ATS' approval of all matters disclosed by the Title Reports;

                  (b) If ATS disapproves any title matters pursuant to ATS' Title Notice, Diablo shall deliver written notice ("Diablo's Title Notice") to ATS within ten (10) business days after Diablo's receipt of ATS' Title Notice, stating whether Diablo agrees to eliminate such disapproved title matters from title to the Insured Real Property prior to the Closing or, if such elimination is not feasible prior to the Closing, to effect such elimination thereafter and to indemnify and hold harmless ATS with respect to such remedy. If Diablo fails to timely deliver Diablo's Title Notice, or if Diablo delivers Diablo's Title Notice but states therein that Diablo is unwilling or unable to eliminate such disapproved title matters, ATS and Diablo shall negotiate in good faith in an attempt to resolve such matters (the "Disapproved Title Sites" and, collectively with the "Disapproved Environmental Sites", the "Disapproved Sites") from the Diablo Assets, a reduction of the Purchase Price or an indemnification (and escrow) from Diablo (not subject to the limitations as to time or amount specified in Article 8). If within twenty (20) business days of the commencement of such negotiations (or such longer period as ATS and Diablo shall agree), the parties have been unable to resolve such matters, either party can terminate this Agreement pursuant to the provisions of Section 7.1(f) within ten (10) business days of the end of such negotiation period; and

                  (c) If, at any time following ATS' approval of the Title Reports, Diablo or the Title Company notifies ATS of any additional matter affecting title to the Insured Real Property, the parties shall have substantially the same rights and obligations as are set forth in paragraphs (a) and (b) above.

         5.8 Environmental Site Assessments. As promptly as practicable after the execution of this Agreement, ATS may at its own cost and expense obtain, and deliver to Diablo full and complete copies of, Phase I environmental site assessment reports (the "Environmental Reports") on any or all of those certain parcels of real property described on Section 5.8 of the Diablo Disclosure
Schedule.   Site  assessments   shall  be  conducted  by  such  consultants  and
professionals as ATS and Diablo shall mutually agree (collectively, the "Environmental Company"), shall be arranged at times mutually convenient to the parties, and shall be conducted in a manner which does not interfere with or inconvenience in any material manner any of the landlords or tenants at any of Diablo's sites. Each of Diablo and ATS shall be entitled to have representatives present at the time such site assessments are conducted, and to have copies of all correspondence with the Environmental Company:

                  (a) On or before fifteen (15) business days after ATS' receipt of the last of the Environmental Reports, ATS shall give to Diablo written notice ("ATS' Environmental Notice") of ATS' disapproval of any matters shown in the Environmental Reports. ATS' failure to give ATS' Environmental Notice within such fifteen (15) business days shall be deemed to constitute ATS' approval of all matters disclosed by the Environmental Reports;

                  (b) If ATS disapproves any environmental matters pursuant to ATS' Environmental Notice, Diablo shall deliver written notice ("Diablo's Environmental Notice") to ATS within ten (10) business days after Diablo's receipt of ATS' Environmental Notice, stating whether Diablo agrees to eliminate and remedy such matter prior to the Closing or, if such elimination or remedy is not feasible prior to the Closing, to effect such elimination and remedy thereafter and to indemnify and hold harmless ATS with respect to such remedy. If Diablo fails to timely deliver Diablo's Environmental Notice, or if Diablo delivers Diablo's Environmental Notice but states therein that Diablo is unwilling or unable to eliminate and remedy such environmental matters, ATS and Diablo shall negotiate in good faith in an attempt to resolve such matters (the "Disapproved Environmental Sites") from the Diablo Assets, a reduction of the Purchase Price or an indemnification (and escrow) from Diablo (not subject to the limitations as to time or amount specified in Article 8). If within twenty (20) business days of the commencement of such negotiations (or such longer period as ATS and Diablo shall agree), the parties have been unable to resolve such matters, either party can terminate this Agreement pursuant to the provisions of Section 7.1(f) within ten (10) business days of the end of such negotiation period; and

                  (c)  If,  at  any  time   following   ATS'   approval  of  the
         Environmental Reports, ATS or the Environmental Company notifies Diablo of any additional environmental matter, the parties shall have substantially the same rights and obligations as are set forth in paragraphs (a) and (b) above.

         5.9 Post-Closing Covenants and Agreements of the Parties. From and after the consummation of the Transactions, ATS and Diablo covenant and agree as follows:

                  (a) Diablo shall have the right, if it shall have so notified ATS not later than five (5) business days prior to the Closing, to retain (or to cause any of its Affiliates to retain) the services of each of the individuals named in Section 5.9(a) of the Diablo Disclosure Schedule;

                  (b) ATS shall afford to Diablo, and Diablo shall afford to ATS, access to their respective employees who were (or in the case of Diablo who remain) employees of Diablo on the Closing Date to the end that such employees are available to provide assistance, consultation and historical background to the requesting party; provided, however, that neither ATS nor Diablo shall have any such obligation after the expiration of five (5) years from the Closing Date or to the extent that it would exceed an average of four (4) hours per week over such period; and

                  (c) ATS shall afford to Diablo, and Diablo shall afford to ATS, access to all books and records delivered to ATS or retained by Diablo, as the case may be, relating to periods prior to the Closing Date, in order to enable Diablo or ATS, as the case may be, to prepare all necessary Tax Returns, deal with Legal Actions or other Claims (including without limitation those of the Internal Revenue Service) or personnel matters or for any other reasonable purposes, subject, however, in all events, to the provisions of Section 5.1 with respect to confidentiality. Anything in this Section to the contrary notwithstanding, Diablo and ATS shall cooperate fully in the event of an Internal Revenue Service audit or investigation related to this Agreement, including without limitation providing each other with full and complete access to each other's records and employees to the extent necessary to respond to any such audit or investigation.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to effect the Transactions. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by ATS and Diablo with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations as are set forth in Section 6.1(a) of the Diablo Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material adverse effect on the Diablo Assets and the Diablo Business;

                  (b) The transactions contemplated by the Other Agreement shall have been consummated prior to or simultaneously with the consummation of the Transactions; and

                  (c) The parties shall have entered into an escrow agreement in form, scope and substance reasonably satisfactory to the parties with the Title Company or any other Person reasonably acceptable to the parties, pursuant to which, among other things, ATS shall have deposited the portion of the Purchase Price not being delivered to the Indemnity Escrow Agent or to a "qualified intermediary" pursuant to the provisions of Section 2.3, and Diablo shall have delivered deeds in customary form with respect to all of the real property to be conveyed to ATS as part of the Diablo Assets and the parties, to the extent required by Section 9.3, shall have deposited an amount sufficient to pay all recording fees, transfer taxes and other fees and expenses which must be paid as a condition of consummation of the transactions contemplated by this Agreement.

         6.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) Diablo shall have furnished ATS and, at ATS' request, any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date of Cooper, White & Cooper, counsel for Diablo, with respect to the matters set forth in Sections 3.1(a), (b) and (c), 3.7(b) and 3.14, and such other matters arising after the date of this Agreement and incident to the Transactions, as ATS or its counsel or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of Diablo contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Diablo or ATS, except as otherwise specifically provided herein); each and all of the covenants and agreements and conditions to be performed or satisfied by Diablo hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Diablo shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except to the extent,  if any,  specifically  set forth in
         Section 6.2(d) of the Diablo Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required by the provisions of this Agreement in order to vest fully in ATS all right, title and interest in and to all of the Diablo

         Assets and the Diablo Business (including without limitation all Private Authorizations, Leases and Material Agreements of Diablo), and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially adversely affect ATS;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in Diablo from that reflected in the most recent Diablo Financial Statements; as of the Closing Date, the Governmental Authorizations with respect to the ownership or operation of the Diablo Assets or the conduct of the Diablo Business shall not have been materially and adversely affected by any act, or failure to act, of Diablo;

                  (f) Diablo shall have delivered or caused to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by Diablo to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (g) ATS shall have received from its  independent  accountants
         (i) an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the Diablo Business, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) such other documentation as shall be reasonably satisfactory to ATS indicating that such an unqualified report could be issued if requested by ATS;

                  (h) As of the Closing  Date,  except as otherwise set forth in
         Section 3.7(a) of the Diablo Disclosure Schedule, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Transactions, or which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a material adverse effect on the Diablo Assets and the Diablo Business, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (i) All Environmental Reports obtained by the parties prior to the Closing Date pursuant to the provisions of Section 5.8 hereof shall be approved or deemed approved by ATS in the manner described in
         Section 5.8;

                  (j) Richard D. Spight ("Spight"), the chairman and principal shareholder of Diablo, shall have executed and delivered to ATS an agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the "Spight Noncompetition Agreement");

                  (k) Diablo and Spight shall have executed and delivered to ATS and the escrow agent named therein (the "Indemnity Escrow Agent") an escrow agreement (the "Indemnity Escrow Agreement") substantially in the form of Exhibit B attached hereto and made a part hereof;

                  (l) ATS shall have received standard CLTA title insurance policies insuring ATS' fee interests in all Insured Real Property, subject only to Approved Title Conditions;

                  (m) Diablo shall have delivered to ATS all use permits, consents or other Governmental Authorizations of and all Leases from the United States Forest Service set forth in Section 6.2(m) of the Diablo Disclosure Schedule;

                  (n) Diablo shall have executed and delivered to ATS an agreement, in form, scope and substance reasonably satisfactory to ATS (the "Nonassignable Contracts Agreement"), pursuant to which (i) Diablo will hold (but will have no obligation to perform services thereunder) for the account of ATS, and remit promptly to ATS all amounts received pursuant to the provisions of, all of the Nonassignable Contracts as to which the required approval or consent to the assignment or transfer of which was not obtained and as to which ATS has delivered an Acceptance Notice, and (ii) ATS will agree to (A) perform all services required to be performed under such Nonassignable Contracts, (B) reimburse Diablo for all costs and expenses reasonably incurred pursuant to the Nonassignable Contracts Agreement and (C) indemnify and hold harmless Diablo with respect to all actions taken by ATS pursuant thereto and all actions, if any, taken by Diablo pursuant thereto other than those relating to the bad faith, negligence or willful misconduct of Diablo or its officers, directors, stockholders or employees;

                  (o) Diablo and Spight shall have delivered to ATS, an agreement, in form, scope and substance reasonably satisfactory to ATS and Diablo, pursuant to which (i) Diablo and Spight would, for a period of three years, agree to offer only to ATS (and not to any other Person regardless of whether ATS shall have accepted any such offer) all property in California which is suitable for development as a communication site and with respect to which they have, as broker or otherwise, any rights, and (ii) if ATS accepts such property, it would agree to pay Spight a percentage of net income on other compensation as set forth in such agreement (the "Acquisition Participation Agreement");

                  (p) Diablo, Spight and any other Person having any interest in the property on Black Mountain which is contiguous to Black Mountain Communications Site shall have executed and delivered to ATS an agreement, in recordable form, (i) granting permanent mutual access and permanent utility easements, without the payment of any consideration, and (ii) agreeing not to construct any communication towers on any portion of such property, all on terms and conditions as are reasonably satisfactory to ATS and Diablo (the "Black Mountain Easement Agreement");

                  (q) Spight (as the owner of the Drake Industrial Park) shall have executed and delivered to ATS a lease, in form, scope and substance reasonably satisfactory to ATS and Diablo, pursuant to which ATS shall lease approximately 2,400 square feet, for a term of five (5) years and at a rent of $1,200 per month (the "Drake Lease");

                  (r) Spight shall have executed and delivered to ATS an agreement, in form, scope and substance reasonably satisfactory to ATS and Diablo, pursuant to which (i) ATS shall have a right, for a period of three years, of first refusal on any communication facility to be constructed on any building in California owned or managed by Spight or any Affiliate of Spight, (ii) in the event ATS exercises such right of first refusal, gross revenues (after deduction for installation and electrical expenses) from such development will be shared equally by ATS and Spight, and (iii) in the event ATS does not exercise its right of first refusal, Spight shall have the right to lease the facility to any Person who is not an Affiliate of Spight (the "Exclusivity Agreement"); and

                  (s) In the event an agreement or agreements  have been entered into between Diablo (or ATS) and TeleCommunications, Inc. relating to the management of its towers, Diablo shall have executed and delivered to ATS and agreement, in form, scope and substance reasonably satisfactory to ATS, pursuant to which Diablo shall receive the initial $65,000 of revenue (in reimbursement of its expenses) and thereafter revenue will be shared two-thirds to ATS and one-third to Diablo (the "TCI Agreement").

         6.3 Conditions to Obligations of Diablo. The obligation of Diablo to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to Diablo and its counsel, and Diablo and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) ATS shall have furnished Diablo and, at Diablo's request, any bank of other financial institution providing credit to Diablo, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Section
         4.1 and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as Diablo or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of ATS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Diablo or ATS, except as otherwise specifically provided herein); each and all of the covenants and agreements and conditions to be performed or satisfied by ATS hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and ATS shall have furnished Diablo with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Diablo or its counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to Diablo all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to Diablo at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (f) ATS shall have executed and delivered to Diablo, Spight and the Indemnity Escrow Agent a counterpart of the Indemnity Escrow Agreement;

                  (g) ATS shall have executed and delivered to Diablo the Nonassignable Contracts Agreement;

                  (h) ATS shall have executed and delivered to Diablo the Black Mountain Easement Agreement and the Exclusivity Agreement; and

                  (i) ATS shall, if applicable, have executed and delivered to Diablo the TCI Agreement.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of Diablo and ATS;

                  (b) by either ATS or Diablo if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Transactions shall have become final and nonappealable; or

                  (c) by Diablo in the event (i) Diablo is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) ATS is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (d) by ATS in the event (i) ATS is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) Diablo is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (e) by ATS in the event of a failure of the condition set forth in Section 6.2(i) or 6.2(l); or

                  (f) by ATS or Diablo pursuant to the provisions of Section 5.7(b) or 5.8(b).

         The term "Termination Date" shall mean September 30, 1997 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or Diablo to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2      Effect of Termination.

         (a)   Except  as   provided   in   Sections   5.1  (with   respect   to
confidentiality), 5.3, 9.3 and 9.15 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the

Transactions shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated by Diablo pursuant to the provisions of Section 7.1(c), then Diablo shall be entitled to liquidated damages of (i) an amount equal to the Escrow Deposit, together with interest and other earnings thereon, and (ii) delivery and cancellation of the Interim Financing Notes, including all accrued and unpaid interest thereon, and any Additional Compensation Certificates; the parties agree that such amounts shall collectively constitute full payment for any and all damages suffered by Diablo by reason of ATS' failure to consummate the Transactions. ATS and Diablo agree in advance that actual damages would be difficult to ascertain and that such liquidated damages is a fair and equitable amount to reimburse Diablo for damages sustained due to ATS' failure to consummate the Transactions for the above-stated reasons. In the event this Agreement is terminated by ATS pursuant to the provisions of Section 7.1(d), then ATS shall be entitled to the amount of the Escrow Deposit, together with interest and other earnings thereon, without prejudice to ATS' right to pursue damages or other remedies hereunder. Notwithstanding the foregoing, each party shall have the right to seek specific performance pursuant to the provisions of Section 9.5.

         (c) In the event this Agreement is terminated pursuant to the provisions of Section 7.1(a), 7.1(b), 7.1(e), 7.1(f) or 7.1(g), except as provided in Section 7.2(a), neither of the parties shall have any further rights or remedies, except that ATS shall be entitled to the Escrow Deposit, together with interest and earnings thereon.

         (d) Anything in this Article or elsewhere in this Agreement to the contrary notwithstanding, in no event shall Diablo be required to refund to ATS the nonrefundable deposits made by ATS subsequent to March 31, 1997 pursuant to the Amendment to Letter of Intent dated March 19, 1997.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. The representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document (except as otherwise provided in any Collateral Document) shall survive the Closing and shall remain operative and in full force and effect for a period of (a) two (2) years after the Closing Date or (b) in the case of matters of a nature referred to in Section 3.21, three (3) years after the Closing Date, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. No claim for indemnification, other than with respect to fraud, may be asserted after the expiration of the Indemnity Period. ATS shall promptly advise Diablo in the event it shall discover any fraud or alleged fraud, it being understood that, in the event that ATS discovers such fraud or alleged fraud prior to the expiration of the Indemnity Period and fails to so notify Diablo thereof, it shall not thereafter be entitled to assert any Claim with respect thereto. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof or the expiration of the applicable statute of limitation unless arbitration or litigation has been pursued.

         8.2      Indemnification.

         (a) During the Indemnity Period, each of Diablo and ATS (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document executed by it
(collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (i) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document executed by it or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document executed by it; or

                  (ii) any Legal Action or other Claim by any third party relating to the indemnifying party or, in the case of ATS, the ownership or operations of the Diablo Assets or the conduct of the business of the Diablo Business to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document executed by it; or

                  (iii) in the case of Diablo as the indemnifying party, the failure of Diablo to comply with Bulk Sales law of the State of California.

         (b) Diablo agrees that on or after the Closing it shall indemnify and hold harmless ATS from and against any and all Loss and Expense suffered, directly or indirectly, by ATS by reason of, or arising out of, (i) Diablo Nonassumed Obligations or (ii) the ownership and operation of the Diablo Assets and the Diablo Business prior to the Closing Date.

         (c) ATS agrees that on or after the Closing it shall indemnify and hold harmless Diablo from and against any and all Loss and Expense suffered, directly of indirectly, by Diablo by reason of, or arising out of, (i) (A) Diablo Assumed Obligations or (B) the ownership and operation of the Diablo Assets and the Diablo Business from and after the Closing Date, except for Events arising prior to or existing on the Closing Date, unless they are part of the Diablo Assumed Obligations, and (ii) any Hart-Scott-Rodino Act or other federal or state antitrust Law filings or any Legal Action or other Claim of any Authority relating to the Transactions based upon any of the foregoing, except, in all cases, to the extent such filing, Legal Action or other Claim relates to or is based upon information furnished or omitted by Diablo.

         8.3      Limitation of Liability.

         (a) Notwithstanding the provisions of Section 8.2, after the Closing, except as otherwise provided in Section 8.6, each indemnified party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims (together with Claims (as defined therein) under the Other Agreement ("Other Agreement Claims")) exceeds, in the aggregate, $100,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $100,000), and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Article (and the comparable provision of the Other Agreement) exceed $1,000,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1 and 4.1 (and the comparable provision of the Other Agreement) as to which the dollar limitations set forth in this clause (ii) shall not apply.

         (b) Anything in this Agreement, including without limitation the provisions of Sections 8.2 or 8.3(a), to the contrary notwithstanding, except as provided in Sections 8.3(d) and 8.6, (i) the exclusive recourse of ATS after the Closing with respect to the liability of Diablo pursuant to Section 8.2 or any other provision of this Agreement or Applicable Law which requires Diablo to defend, indemnify or hold harmless ATS from or against any Claim, Loss or Expense shall be the Escrow Indemnity Funds; and (ii) ATS' remedies for any such liability of Diablo, or for any Claim arising under this Agreement, shall be limited to its right to recover from the Escrow Indemnity Funds in accordance with the provisions of the Escrow Indemnity Agreement, and neither ATS nor any of its officers, directors, shareholders, agents or Affiliated Entities shall have any right of recovery against Diablo or any of its officers, directors, shareholders, agents or Affiliated Entities or against the assets of any of them for any such liability.

         (c) In the event there shall be no Claims pending pursuant to the provisions of this Agreement (or Other Agreement Claims) with respect to the Escrow Indemnity Funds, if any, existing at the expiration of one (1) year after the Closing, the excess of (x) the Escrow Indemnity Funds then remaining over
(y) $500,000 shall be distributed to Diablo. In the event one or more such Claims (and/or Other Agreement Claims) with respect to the Escrow Indemnity
Funds, if any, shall exist upon the expiration of one (1) year after the Closing, funds in an amount equal to the sum of (i) $500,000, (ii) the aggregate amount of such Claims (and/or Other Agreement Claims), and (iii) the amount reasonably necessary to cover the fees, expense and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Claims (and/or Other Agreement Claims) shall be shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to Diablo. Upon the resolution of all such Claims (and/or Other Agreement Claims) existing upon the expiration of one (1) year after the Closing and the payment of all such fees, expenses and costs out of the Escrow Indemnity Funds, the excess, if any, of (x) the Escrow Indemnity Funds then remaining over (y) $500,000 shall be distributed to Diablo.

         (d) In the event there shall be no Claims (or Other Agreement Claims) pending pursuant to the provisions of this Agreement with respect to the Escrow Indemnity Funds, if any, existing at the expiration of two (2) years after the Closing, the Escrow Indemnity Funds then remaining shall be distributed to Diablo and DCSC (in such proportion as they shall agree in writing). In the event one or more such Claims (and/or Other Agreement Claims) with respect to the Escrow Indemnity Funds, if any, shall exist upon the expiration of the Indemnity Period, funds in an amount equal to the sum of (i) the aggregate amount of such Claims (and/or Other Agreement Claims) and (ii) the amount reasonably necessary to cover the fees, expense and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Claims (and/or Other Agreement Claims) shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to Diablo and DCSC (in such proportion as they shall agree in writing). Upon the resolution of all such Claims (and/or Other Agreement Claims) and the payment of all such fees, expenses and costs out of the Escrow Indemnity Funds, the remainder of the Escrow Indemnity Funds, if any, shall be distributed to Diablo and DCSC (in such proportion as they shall agree in writing).

         (e) If, following the distribution to Diablo, DCSC or any other Person of any remaining Escrow Indemnity Funds, ATS becomes entitled to indemnification for Loss and Expense suffered by ATS arising from breach of the warranties and misrepresentations set forth in Section 3.21, or breach by Diablo of any covenants or agreement by Diablo under this Agreement or any Collateral Document to which it is a party, then ATS may pursue such Claim directly against Diablo, its successors and assigns and Spight (but only to the extent he received any such funds); provided, however, that the maximum amount of liability in the aggregate of Diablo (and such successors and assigns and Spight) for any and all such Claims shall be the amount of Escrow Indemnity Funds that were distributed to Diablo, DCSC or any other Person (other than a claimant whose Claim was paid out of the Indemnity Escrow Fund) claiming by, through or in the name of Diablo (including without limitation Spight (but only to the extent he received any such funds) or Diablo's or his successors, assigns, trustees, beneficiaries, heirs or executors) upon the expiration of the Indemnity Period or thereafter.

         (f) In the case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto. No indemnifying party shall be liable under this Article for a loss resulting from any event relating to a misrepresentation or breach of warranty, covenant or agreement if the indemnifying party can establish that the indemnified party had actual knowledge on or before the Closing Date of such event and did not, on or before the Closing Date, reserve its rights with respect thereto.

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' written notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party; provided, however, that if the indemnified party fails or refuses to consent in writing to any compromise of settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") within ten (10) business days after receipt of written notice of all of the material terms and conditions of the Settlement Proposal, and such terms and conditions (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is ATS, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the Diablo Assets or the conduct of the Diablo Business in substantially the manner then being theretofore owned, operated and conducted by ATS, then, unless the indemnifying party forthwith withdraws the Settlement Proposal, the indemnified party (i) shall have the right but not the obligation to undertake the conduct of the defense of such Legal Action or other Claim, and (ii) whether or not it shall so undertake the defense of such Legal Action or other Claim, shall bear, and shall indemnify and hold the indemnifying party harmless from, all Loss and Expense arising from such Legal Action or other Claim (to the extent not theretofore (x) accrued with respect to the costs and expenses of the defense of such Legal Action or other Claim or (y) paid with respect to such Legal Action or other Claim) in excess of the amount contained in the Settlement Proposal, it being understood, in such event, that the indemnifying party shall bear all Loss and Expense, including subsequently incurred Loss and Expense (including without limitation those attributable to legal fees and expenses) up to the amount contained in the Settlement Proposal, even if the ultimate disposition of such Legal Action or other Claim results in payments to the claimant of less than those contained in the Settlement Proposal.

         8.6 Exclusive Remedy. Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS


         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. Except to the extent not permitted by Applicable Law, ATS or Diablo may, at any time, extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses, incurred in connection with any transfer taxes, recording or documentary taxes, stamps or other comparable charges levied by any Authority in connection with this Agreement and the consummation of the Transactions, title insurance for Diablo's fee-owned Real Property shall be borne equally by Diablo and ATS. All Hart-Scott-Rodino filing fees for both this Agreement and the Other Agreement shall be borne equally by Diablo and ATS up to the amount of $20,000 for each of Diablo and ATS, with the balance to be borne by ATS. All other costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph L. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575

                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to Diablo:

                  1220 Brickyard Cove Road, Suite 200
                  Point Richmond, California 94801
                  Attention: Richard D. Spight, Chairman
                  Telecopier No.: (510) 236-3799

                  with a copy to:

                  Cooper, White & Cooper
                  1333 North California Boulevard, Suite 450
                  Walnut Creek, California 94596
                  Attention: Keith Howard, Esq.
                  Telecopier No.: (510) 256-9428

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Anything in this Agreement to the contrary notwithstanding, each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party not in material breach of this Agreement or any Collateral Document shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach. Notwithstanding the foregoing or any provision of this Agreement to the contrary, after the Closing Date ATS shall not be entitled to specific performance or any other remedy to the extent that the cost to Diablo arising from the enforcement or exercise of such remedy would exceed the amount then on deposit in the Escrow Indemnity Funds, in accordance with the provisions of the Escrow Indemnity Agreement, for all costs and expenses incurred in connection with its performance of or compliance with the remedy exercised or enforced.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of California applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action. In the event of any Legal Action between the parties arising out of this Agreement, the parties agree to submit the matter to the appropriate municipal, state or federal court sitting in San Francisco County, California, and the parties agree to submit to the jurisdiction of such courts.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the Diablo Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated December 19, 1996, between the parties, as amended by the letter dated March 19, 1997 (the "Letter of Intent").

         9.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, including without limitation Section 2.2(c), is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in
Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of Diablo and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 Arbitration. If there is any dispute between the parties to this Agreement which remains unresolved for thirty (30) days or more, either party may, upon written notice to the other, submit such dispute to binding arbitration in San Francisco, California in accordance with the commercial rules of the American Arbitration Association (the "AAA") before a panel of three (3) arbitrators knowledgeable in the tower communications industry, one arbitrator chosen by ATS, one by Diablo, and the third as mutually agreed upon by the two arbitrators so appointed or, in the absence of such agreement, by the President of the San Francisco Chapter of the AAA, and the decision of such panel shall, in the absence of fraud, be conclusively binding on the parties.

         9.16 Disclosure Schedule. Diablo has delivered to ATS prior to execution and delivery of this Agreement the Diablo Disclosure Schedule and all related documents required to be delivered by Diablo pursuant to Article 3 of this Agreement. Without limiting the generality of the foregoing, the Diablo Disclosure Schedule sets forth: (i) which authorizations, consents, waivers, orders or approvals are a condition of Closing pursuant to the provisions of
Section 6.1(a); (ii) which Private Authorizations, Leases and Material Agreements and other Contractual Obligations are a condition to Closing pursuant to the provisions of Section 6.2(d); and (iii) which permits, consents or other Governmental Authorizations of the United States Forest Service are a condition to Closing pursuant to the provisions of Section 6.2(m). ATS has received and hereby accepts the Diablo Disclosure Schedule and agrees to consummate the transactions contemplated by this Agreement, subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 and subject to the matters disclosed in the Diablo Disclosure Schedule.

         IN WITNESS WHEREOF, ATS and Diablo have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        American Tower Systems, Inc.


                                        By:_____________________________________
                                             Name: James S. Eisenstein
                                             Title:   Chief Operating Officer


                                        Diablo Communications, Inc.


                                        By:_____________________________________
                                             Name:
                                             Title:


         The undersigned, Richard D. Spight, the principal shareholder of Diablo, hereby acknowledges and agrees to be bound by the provisions of Article 8, including without limitation Section 8.3(d).

                                              ----------------------------------
                                                        Richard D.  Spight

                                                                      APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Diablo Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to Diablo and ATS.

         Acceptance Notice shall have the meaning given to it in Section 2.2(c).

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Diablo attributable to the ownership or operation of the Diablo Business (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of Diablo's rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         Acquisition Participation Agreement shall have the meaning given to it in Section 6.2(o).

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of ATS, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Diablo Business, or (c) impair Diablo's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event (i) generally affecting the economy or the tower communications business or (ii) of a nature described in the "Definition" section of the Diablo Disclosure Schedule shall not be deemed to constitute an adverse change, have an adverse effect or to adversely affect or effect.

         Additional Title Matter shall have the meaning given to it in Section 5.7.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person,

(e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the Diablo Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Approved Title  Conditions shall mean any one or more of the following:
(a) Liens for real property taxes and assessments not then delinquent; (b) the Lien of supplemental Taxes assessed pursuant to Chapter 3.5 commencing with
Section 75 of the California Revenue and Taxation Code, to the extent that such supplemental Taxes are attributable to the transactions contemplated by this Agreement; (c) matters of title approved by ATS or deemed approved in accordance with the provisions of Section 5.7; and (d) matters of title created following the date of this Agreement by or with the written consent of ATS.

         Assets shall mean the business and the tangible and intangible assets used in connection with the conduct of the business or operations of the Diablo Business, which business and assets are being exchanged, transferred or otherwise conveyed hereunder, including without including without limitation the following:


                  (a) the Personal Property;

                  (b) the Real Property;

                  (c) the Governmental Authorizations;

                  (d) the Private Authorizations;

                  (e)  the   Contracts   (other   than  the  Diablo   Nonassumed
         Obligations);

                  (f) the corporate name of Diablo and all variations thereof;

                  (g) all Intellectual Property and other proprietary information, which relate to the Diablo Business, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with all Authorities which relate to the Diablo Business;

                  (h) all claims, choses in action and rights under warranties relating to the Diablo Business or any of the Diablo Assets;

                  (i) all books and records relating to the ownership or operation of the Diablo Assets or the conduct of the Diablo Business, including executed copies of Leases, Material Agreements and other written Contracts, and all records required by Applicable Law to be kept, subject to the right of the conveying party to have such books and records made available to it for such time as may be reasonably required in connection with audits, defense or prosecution of lawsuits, or other legitimate business purposes. The records described herein shall not include corporate seals, certificates of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of Diablo; and

                  (j) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing;

         provided, however, that notwithstanding the foregoing, the term Assets shall not include any of the Excluded Assets.

         ATS shall have the meaning given to it in the Preamble.

         ATS Accrued Sick Time  Liability  shall have the meaning given to it in
Section 2.2(c).

         ATS Assumed  Vacation  Liability  shall have the meaning given to it in
Section 2.2(c).

         ATS' Environmental Notice shall have the meaning given to it in Section 5.8.

         ATS' Title Notice shall have the meaning given to it in Section 5.7.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign., including without limitation the FCC.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Diablo Business.

         Black Mountain Communications Site shall have the meaning given to it in Section 3.5(a).

         Black Mountain Easement Agreement shall have the meaning given to it in
Section 6.2(p).

         CAAP shall mean the accounting principles used by the Company in the preparation of the Financial Statements and described in general terms in the Disclosure Schedule, such principles applied on a consistent basis, except as otherwise heretofore disclosed in the Disclosure Schedule. The requirement that such principles be consistently applied means that the accounting principles in a current period are comparable in all material respect to those applied in preceding period. All accounting and financial terms used in this Agreement and the compliance with each covenant contained in this Agreement that relates to financial matters shall be determined in accordance with the accounting principles referred to in this paragraph (except as otherwise specifically noted in certain of the definitions where the term GAAP is used).

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean the Escrow Agreement, the Indemnity Escrow Agreement, the Acquisition Participation Agreement, the Nonassignable Contracts Agreement, the Black Mountain Easement Agreement, the Drake Lease, the Exclusivity Agreement, the TCI Agreement, special warranty deeds, bills of sale, assignments of intangibles, assumption agreements with respect to the Diablo Assumed Obligations, other instruments of conveyance and assignment sufficient to vest in ATS title to all of the other Diablo Assets and the Diablo Business, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Collection Period shall have the meaning given to it in Section 2.4.

         Construction Adjustment shall have the meaning given to it in Section 2.3.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the Diablo Assets or the conduct of the Diablo Business.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         DCSC shall have the meaning given to it in the fourth Whereas paragraph.

         Diablo shall have the meaning given to it in the Preamble.

         Diablo Assumable Agreements shall mean all obligations and liabilities of Diablo under all Leases, Material Agreements, Governmental Authorizations, Private Authorizations and other Contractual Obligations not required to be listed on Section 3.16 of the Diablo Disclosure Schedule entered into in the ordinary course of business and relating to the ownership or operation of any of the Diablo Assets or the conduct of the Diablo Business.

         Diablo Assets shall have the meaning given to it in Section 2.1.

         Diablo  Assumed  Liabilities  shall  have  the  meaning  given to it in
Section 2.2(b).

         Diablo Business shall have the meaning given them in the first Whereas paragraph.

         Diablo Disclosure Schedule shall mean the Diablo Disclosure Schedule dated as of the date of this Agreement delivered by Diablo to ATS.

         Diablo  Employees  shall  have  the  meaning  given  it in the  Section
3.15(a).

         Diablo  Financial  Statements  shall  have the  meaning  given to it in
Section 3.2(b).

         Diablo  Nonassumed  Obligations  shall have the meaning  given to it in
Section 2.2(b).

         Diablo Personal Property shall have the meaning given to it in Section 3.5(c).

         Diablo's  Environmental  Notice  shall have the meaning  given to it in
Section 5.8.

         Diablo's knowledge means the actual knowledge of any Diablo officer or senior manager, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of appropriate Diablo records.

         Diablo's  Title  Notice  shall have the meaning  given to it in Section
5.7.

         Drake Lease shall have the meaning given to it in Section 6.2(q).

         Employment Arrangement shall mean, with respect to Diablo, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by Diablo or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the Diablo Assets or the conduct of the Diablo Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental  Company  shall have the  meaning  given to it in Section
5.8.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental  Reports  shall have the  meaning  given to it in Section
5.8.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with Diablo under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         Escrow Agent shall have the meaning given to it in the third Whereas paragraph.

         Escrow Agreement shall have the meaning given to it in the third Whereas paragraph.

         Escrow Deposit shall have the meaning given to it in the third Whereas paragraph.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Excluded Assets shall have the meaning given to it in Section 2.1.

         Exclusivity Agreement shall have the meaning given to it in Section 6.2(r).

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         GAAP shall mean means, except to the extent that a deviation therefrom is expressly required by this Agreement, such principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration, in connection with the ownership or operation of the Diablo Assets or the conduct of the Diablo Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Improvement Act of 1976, as from time to time in effect, or any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to Diablo, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Indemnity Escrow Agent shall have the meaning given to it in Section 6.2(k).

         Indemnity  Escrow  Agreement  shall  have  the  meaning  given to it in
Section 6.2(k).

         Indemnity  Escrow  Fund shall have the  meaning  given to it in Section
2.3.

         Insured  Real  Property  shall have the meaning  given to it in Section
5.7.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Interim Adjustment shall have the meaning given to it in Section 2.3.

         Interim Financing Note shall have the meaning given to it in the fifth Whereas paragraph.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Letter of Intent shall have the meaning given to it in Section 9.11.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Like-Kind Notice shall have the meaning given to it in Section 2.5.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to Diablo, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $20,000, (ii) extends for more than three (3) months, or
(iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) is with the United States Forest Service or any other Authority, or (f) involves the management by Diablo of any communication tower of any other Person.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Nonassignable Contracts shall have the meaning given to it in Section 2.2(c).

         Nonassignable Contracts Agreement shall have the meaning given to it in
Section 6.2(n).

         Note Agreement shall have the meaning given to it in the fifth Whereas paragraph.

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Other Agreement shall have the meaning given to it in the fourth Whereas paragraph.

         Other Agreement Claims shall have the meaning given to it in Section 8.3(a).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the Diablo Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by Diablo and used or useful as of the date hereof in the conduct of the business or operations of the Diablo Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Diablo Business.

         Prepaid Expense shall mean any item which in accordance with GAAP would be treated as an expense and which has been paid by Diablo prior to the Closing and relates to a period subsequent to the Closing.

         Prepaid Revenue shall mean any item which in accordance with GAAP would be treated as revenue and which has been received by Diablo prior to the Closing and relates to a period subsequent to the Closing.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Purchase Price shall have the meaning given to it in Section 2.3.

         Retained  Accounts  Receivable  shall have the  meaning  given to it in
Section 2.4.

         Real Property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned or used by Diablo as of the date hereof, in the operations of the Diablo Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 5.1(a).

         SEC shall mean the United States Securities and Exchange Commission, or any successor Authority.

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Spight shall have the meaning given to it in Section 6.2(j).

         Spight  Noncompetition  Agreement shall have the meaning given to it in
Section 6.2(j).

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Allocation Schedule shall have the meaning given to it in Section 2.3.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         TCI Agreement shall have the meaning given to it in Section 6.2(s).

         Title Company shall have the meaning given to it in Section 5.7.

         Title Reports shall have the meaning given to it in Section 5.7.

         Termination Date shall have the meaning given to it in Section 7.1.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the Diablo Assets and the Diablo Business and the execution, delivery and performance of the Collateral Documents.

         U.S. Navy Claim means all obligations, liabilities and other Claims with respect to the T.V. Hill Site and the U.S. Navy, including those of Watson Communications Systems, Inc., a former partner of Diablo and/or Spight with respect thereto and of Diablo to the U.S. Navy with respect to its guaranty of the obligations and liabilities of Watson Communications Systems, Inc.